Exhibit 3.2
RESTATED CERTIFICATE OF INCORPORATION
OF
CACTUS, INC.
Cactus, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:
1.The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on February 17, 2017. The Original Certificate of Incorporation was amended and restated by filing the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware on February 12, 2018, which was further amended and supplemented by filing a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the Amended and Restated Certificate of Incorporation so amended, the “Existing Certificate of Incorporation”) with the Secretary of State of the State of Delaware on May 15, 2024.
2.This Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) only integrates and restates, and does not further amend, the provisions of the Existing Certificate of Incorporation, and there is no discrepancy between the provisions of the Amended and Restated Certificate of Incorporation as heretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted by the Board of directors of the Corporation (the “Board”), has been declared advisable by the board, and has been duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103 and 245 of the DGCL. The Existing Certificate of Incorporation is hereby integrated and restated to read in its entirety as follows:
FIRST: The name of the Corporation is Cactus, Inc.
SECOND: The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.
FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is 525,000,000 shares of stock, classified as (i) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), (ii) 300,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), and (iii) 215,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).
1. Provisions Relating to Preferred Stock.

(a) Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board as hereafter prescribed (a “Preferred Stock Designation”).
(b) Subject to any limitations prescribed by law, and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more classes or series, and with respect to each series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted by the Board providing for the issuance thereof the designation and the powers, preferences, privileges and rights, qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:
(i)whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class or series either alone or together with the holders of one or more other classes or series of stock;
(ii)the number of shares to constitute the class or series and the designations thereof;
(iii)the powers, preferences, privileges and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;
(iv)whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
(v)whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;
(vi)the dividend rate, whether dividends are payable or issuable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable or issuable, the preference to or the relation to the payment or issuable of dividends payable or issuable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate, and whether such dividends shall be compounded and if so the rate of such compounding;
(vii)the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;
(viii)whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes, or series of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
(ix)such other powers, privileges, preferences, rights, qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.
(c)The shares of each series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects.
2. Provisions Relating to Common Stock.
(a)Except as may otherwise be provided in this Restated Certificate of Incorporation (including for the avoidance of doubt the terms of Section 2(d)), each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be provided in this Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share on all matters upon which the stockholders are entitled to vote, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders, other than as provided in the applicable Preferred Stock Designation. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation. Except as otherwise required in this Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class).
(b)Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.
(c)Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Class A

Common Stock shall be entitled to receive ratably in proportion to the number of shares of Class A Common Stock held by them such dividends and distributions (payable or issuable in cash, stock or otherwise), if any, as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor. Dividends and other distributions shall not be declared or paid on the Class B Common Stock unless (i) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on the Class A Common Stock or the Class B Common Stock that are payable or issuable in shares of Common Stock, or securities convertible into, or exercisable or exchangeable for Common Stock, the dividends payable or issuable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible into, or exercisable or exchangeable for Class A Common Stock), the dividends payable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and Class B Common Stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and Class B Common Stock, respectively). In no event shall the shares of either Class A Common Stock or Class B Common Stock be split, divided, or combined unless the outstanding shares of the other class shall be proportionately split, divided or combined.
(d)In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof as provided in the applicable Preferred Stock Designation, the holders of shares of Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.
(e)Shares of Class B Common Stock shall be redeemable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Amended and Restated Limited Liability Company Operating Agreement of Cactus Companies, LLC dated as of February 27, 2023, as the same may be amended from time to time in accordance with its terms (the “LLC Agreement”). The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class B Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of shares of Class B Common Stock pursuant to the LLC Agreement by delivering to the holder of shares of Class B Common Stock upon such redemption, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable. All shares of Class B Common Stock redeemed shall be cancelled.
(f)The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Common Stock or Preferred Stock voting separately as a class shall be required therefor.
(g)No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in the terms of a series of Preferred Stock.
FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws (as they may be amended and restated from time to time, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
1. Beginning at the commencement of the 2027 annual meeting of stockholders and thereafter, all directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders, and the directors shall not be divided into classes, with all directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, elected at the 2027 annual meeting of stockholders and each annual meeting thereafter being elected in accordance with this Section 1 of this Article Fifth; provided that, prior to the 2027 annual meeting of stockholders, the Board shall be divided into classes in the manner set forth below in Section 2 of this Article Fifth. The term of each director, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall continue until the annual meeting at which such director's term expires and until such director's successor shall be elected and qualified, subject, however, to such director’s earlier death, disability, resignation, disqualification or removal.

2. Solely with respect to directors holding office prior to the 2027 annual meeting of stockholders, directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into three classes designated Class I, Class II and Class III, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, disability, resignation, disqualification or removal. The Board is authorized to assign members of the Board already in office to their respective classes. At the 2024 annual meeting of stockholders, the Class I directors or such directors' successors shall be elected to hold office for a three-year term expiring at the 2027 annual meeting of stockholders. At the 2025 annual meeting of stockholders, the Class II directors or such directors' successors shall be elected to hold office for a one-year term expiring at the 2026 annual meeting of stockholders. At the 2026 annual meeting of stockholders, the Class II directors and the Class III directors or such directors' successors shall be elected to hold office for a one-year term expiring at the 2027 annual meeting of stockholders.
3. Subject to applicable law and the rights of the holders of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor and shall remain in office until such director’s successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.  Any director, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, elected to fill a newly created directorship on the Board resulting from an increase in the number of directors shall hold office for a term expiring at the next annual meeting of stockholders and shall remain in office until such director's successor shall be elected and qualified, subject, however, to such director’s earlier death, disability, resignation, disqualification or removal.
4. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation thereunder), any director elected for a term of more than one year (as well as any successor to such director if such director does not serve the entirety of such term) may be removed only for cause upon the affirmative vote of the holders of at least 66 2/3 % of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Restated Certificate of Incorporation and the Bylaws. Except as set forth in the immediately preceding sentence, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock) may be removed from office at any time, with or without cause, upon the affirmative vote of a majority of all the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Restated Certificate of Incorporation and the Bylaws. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by the affirmative vote of at least 80% of the directors then in office or a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.
5. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Board. Unless and except to the extent that the Bylaws so provide, the election of directors need not be by written ballot. There shall be no cumulative voting in the election of directors.
SIXTH: Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.
SEVENTH: Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer, the Chairman of the Board or the Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies. Subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call a special meeting of stockholders of the Corporation.

EIGHTH: In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws without any action on the part of the stockholders of the Corporation; provided that any bylaw adopted or amended by the Board, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation by the vote of holders of, (i) prior to the commencement of the 2026 annual meeting of stockholders, not less than 66 2/3%, and (ii) from commencement of the 2026 annual meeting of stockholders and thereafter, not less than a majority, in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.
NINTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director or officer.

Any amendment, repeal or modification of this Article Ninth shall be prospective only and shall not affect any limitation on liability of a director or officer for acts or omissions occurring prior to the date of such amendment, repeal or modification.
TENTH: The Corporation shall not be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto.
ELEVENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in this Restated Certificate of Incorporation or Bylaws, from time to time, to amend this Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

TWELFTH: Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by applicable law, this Restated Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of, (i) prior to the commencement of the 2026 annual meeting of stockholders, at least 66 2/3%, and (ii) from the commencement of the 2026 annual meeting of stockholders and thereafter, not less than a majority, in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Restated Certificate of Incorporation.
THIRTEENTH: Unless the Corporation selects or consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL, this Restated Certificate of Incorporation or the Bylaws, including any action to interpret, apply, enforce or determine the validity of this Restated Certificate of Incorporation or the Bylaws, or any provision hereof or thereof, or (iv) any action asserting a claim against the Corporation or any director or officer or other agent or employee of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (B) the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Thirteenth.
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IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation as of this 15th day of May, 2024.
CACTUS, INC.

By:/s/ William Marsh
Name: William Marsh
Title:    Executive Vice President and Corporate Secretary
[Signature Page to Restated Certificate of Incorporation]